Exhibit 1.1

EXECUTION VERSION

THE WALT DISNEY COMPANY

Medium-Term Notes, Series G

Due Nine Months or More from Date of Issue

DISTRIBUTION AGREEMENT

July 20, 2016

Banca IMI S.p.A.

Blaylock Beal Van, LLC

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Drexel Hamilton, LLC

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Lebenthal & Co., LLC

Lloyds Securities Inc.

Loop Capital Markets LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

RBC Capital Markets, LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

Société Générale

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

The Williams Capital Group, L.P.

Dear Ladies and Gentlemen:

The Walt Disney Company, a Delaware corporation (the “Company”), confirms its agreement with each of Banca IMI S.p.A., Blaylock Beal Van, LLC, BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lebenthal & Co., LLC, Lloyds Securities Inc., Loop Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Samuel A. Ramirez & Company, Inc., RBC Capital Markets, LLC, Siebert Brandford Shank & Co., L.L.C., SMBC Nikko Securities America, Inc., Société Générale, Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and The Williams Capital Group, L.P. (each an “Agent” and collectively, the “Agents”, which terms shall include any entity which shall have become an Agent as the result of an assignment pursuant to the last paragraph of Section 12 hereof) with respect to the issue and sale by the Company of its Medium-Term Notes, Series G (the “Notes”).  The Notes are to be issued pursuant to the Indenture, dated as of September 24, 2001 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).  As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $8,000,000,000 aggregate principal amount (or the equivalent in foreign denominated currencies or composite currencies, based upon the applicable exchange rate as determined by an officer of the Company) of Notes directly or through the Agents pursuant to the terms of this Agreement.  Such Notes are in addition to other Medium-Term Notes of the Company outstanding at the date hereof. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that, at the option of the Company, such Notes may be distributed through or sold to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof, and references herein to the “Notes” shall include the Notes authorized for issuance and sale on the date hereof and any additional Notes that the Company may from time to time authorize for issuance and sale pursuant to this Agreement.

This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and one or more Agents) to such Agent or Agents as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-212597) for the registration of debt securities and other securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement became effective upon filing with the Commission

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pursuant to Rule 462(e) of the 1933 Act Regulations and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering Notes and which the Company and the Agents agree is to be covered by this Agreement) and the prospectus constituting a part thereof, together with any prospectus supplement or supplements, as the case may be, relating to the Notes and any Pricing Supplements (as defined below) relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined), as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the 1933 Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that, if any revised prospectus or prospectus supplement shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Agents for such use.  In addition, any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include, in addition to the information expressly set forth therein, the documents, financial statements and schedules filed by the Company with the Commission that are incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, pursuant to Item 12 of Form S-3 under the 1933 Act (including, without limitation, the Company’s most recent Annual Report on Form 10-K filed with the Commission from time to time (the “Annual Report”)); and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the 1934 Act after the date hereof, and so incorporated by reference or deemed incorporated by reference (such incorporated documents, financial statements and schedules being herein called the “Incorporated Documents”).  Notwithstanding the foregoing, for purposes of this Agreement any prospectus or prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of securities other than the Notes shall not be deemed to have supplemented the Prospectus.

SECTION 1.                            Representations and Warranties; Additional Certificates.

(a)                                 Representations and Warranties.  The Company represents and warrants to each Agent as of the date hereof, as of the time and date specified as the “Applicable Time” in the applicable Terms Agreement (as defined below), or, if either the Terms Agreement does not specify the Applicable Time or if such Notes are not being sold pursuant to a Terms Agreement, the time immediately prior to the time of the first sale by an Agent (including without limitation, a contract of sale by an Agent) of such Notes or with respect to Notes sold by such Agent as agent, each time of sale (including without limitation, a contract of sale) of such Notes (each such time being an “Applicable Time”), as of the date of each delivery of Notes by the Company to the purchasers (the date of each such delivery to an Agent as principal being hereafter referred to as a “Settlement Date”), and as of the dates referred to in Section 6(a) hereof (each of the dates referenced above being referred to hereafter as a “Representation Date”), as follows:

(i)                                     (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated

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report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the Representation Date, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)                                  The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it became effective or was filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)                               The Registration Statement, at the later of the time it initially became effective and the date the Company’s most recent Annual Report on Form 10-K was filed with the Commission, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations, and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement and the Prospectus, and any supplements or amendments thereto, will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Registration Statement and the Prospectus, and any such supplement or amendment thereto, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and with respect

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to the Prospectus, in light of the circumstances under which they were made, not misleading.

Any offer that is a written communication relating to the Notes made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

As of the Applicable Time with respect to the offering of any Notes, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) made available by the Company for use by the applicable Agents as of the Applicable Time and the applicable Final Term Sheet (as defined below), if any, relating to the offering of such tranche of Notes, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means (i) the prospectus relating to various securities of the Company, including the Notes, that is included in the Registration Statement and (ii) the prospectus supplement relating to the Notes.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes (excluding any

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period during which the Company shall not be required to comply with certain provisions of Section 3 as described in Section 3(h)), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Agents expressly for use therein or to those parts of the Registration Statement which constitute the Trustee’s Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the “Form T-1”).  There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iv)                              This Agreement, the Indenture, the Notes and any applicable Terms Agreement have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the General Disclosure Package and the Prospectus.  This Agreement has been duly executed and delivered by the Company and each Terms Agreement will, as of its date, have been duly executed and delivered by the Company.

(v)                                 The Indenture (assuming due execution and delivery thereof by the Trustee) is, and the Notes (when executed by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency.  The Notes (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

(vi)                              The Company is a validly existing corporation in good standing under the laws of Delaware.  The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to

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so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(vii)                           Disney Enterprises, Inc. (“DEI”) is a validly existing corporation in good standing under the laws of its state of incorporation.  DEI has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the General Disclosure Package and the Prospectus; and DEI is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(viii)                        Except as contemplated in the General Disclosure Package and the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, unless the Company has notified the Agents as provided in Section 3(d) hereof, there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(ix)                              The Company is not in violation of its Certificate of Incorporation or Bylaws.  The execution and delivery of this Agreement and any applicable Terms Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Indenture and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Certificate of Incorporation or Bylaws, of the Company, (B) subject to the Company’s compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the properties or assets of the Company is subject, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, or (C) any applicable law, administrative regulation or administrative or court decree.  Except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Notes might be listed or with respect to Notes which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes. As of the date of each acceptance by the Company of an offer for the purchase of Notes and as of the date of each delivery of Notes by the Company, the Company by such acceptance or delivery, as the case may be, shall be deemed to represent and warrant to the Agents that, both immediately before and immediately after giving effect to such acceptance or delivery, the Company shall be in compliance with the requirements of any applicable

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covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above. As used herein, references to the Company’s “Certificate of Incorporation” and “Bylaws” mean its certificate of incorporation and bylaws, respectively, in each case as the same may have been or may be amended, supplemented and/or restated from time to time.

(x)                                 To the best of the Company’s knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the 1933 Act.  The historical financial statements included in the Registration Statement, the General Disclosure Package or Prospectus present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply.  Such historical financial statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied, except as set forth in the Registration Statement, the General Disclosure Package and Prospectus.  The unaudited pro forma financial statements, if any, together with the related notes and any supporting schedules included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, fairly present the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulations S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xi)                              No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, are contemplated by the Commission, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

(xii)                           The Company has implemented and will maintain policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their directors, officers and employees with applicable Anti-Corruption Laws and Sanctions Laws, and is in compliance with applicable Anti-Corruption Laws and Sanctions Laws in all material respects. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer or employee of the Company or any Subsidiary acting in connection with or benefitting from the issuance or sale of the Notes under this Agreement, is a Sanctioned Person. No issuance or sale of Notes under this Agreement will be made by the Company (A) for the purpose of an offer, payment, promise to pay, or authorization

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of the payment or giving of money, or anything else of value, to any Person, in violation of applicable Anti-Corruption Laws or (B) for the purpose of financing, funding or facilitating unauthorized transactions with any Sanctioned Person. To the knowledge of the Company, no transactions undertaken by the Company hereunder will be undertaken in violation of applicable Anti-Corruption Laws or Sanctions Laws.

For purposes of this paragraph (xii) only, the following definitions shall be applicable:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other similar laws, rules and regulations of any jurisdiction applicable to the Company and its Subsidiaries concerning or relating to bribery or corruption.

“Debt” means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with U.S. generally accepted accounting principles, recorded as capital leases and (e) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above

“Excluded Entity” means each of the Euro Disney Entities, the Hong Kong Disneyland Entities and the Shanghai Project Entities (as such capitalized terms are defined in the Five-Year Credit Agreement dated as of March 11, 2016 among the Company, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents, and the other parties thereto, as in effect on the date of this Agreement) and the Specified Project Entities.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Sanctions Laws” means trade or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or similar trade or financial sanctions imposed, administered or enforced by (a) the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, (b) Her Majesty’s Treasury of the United Kingdom, (c) the European Union, or (d) United Nations Security Council.

“Sanctioned Person” means, at any time, any Person named at such time on:  OFAC’s List of Specially Designated Nationals and Blocked Persons or any entity that is 50% or more

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owned by such Person; the Sanctioned Entities List maintained by the U.S. Department of State; the Consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee; the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury of the United Kingdom; or the Compendium of United Nations Security Council Sanctions Lists.

“Specified Project Entity” means:

(a)                                 DVD Financing, Inc.;

(b)                                 each Affiliate of the Company organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other Person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, in each case, if:

(i) such Affiliate or other Person has incurred Debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Company or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and

(iii) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Company referred to in clause (c) below; and

(c) each Affiliate of the Company organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (b) above.

“Subsidiary” means with respect to any Person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such Person. In the case of a Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having

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ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power”.

(b)                                 Additional Certifications.  Any certificate signed by any officer of the Company and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 2.                             Solicitations as Agents; Purchases as Principals.

(a)                                 Solicitations as Agents.  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and to any person, to sell Notes through others (provided that any other agent will execute an agreement with the Company which contains substantially the same terms and conditions contained herein), and to designate and select additional agents to become party to this Agreement, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting offers to purchase the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.  Without the prior written consent of the Company, the Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes; provided, that without the Company’s consent, the Agents may solicit offers to purchase the Notes from, and sell Notes to, other brokers or dealers.  In connection with the solicitation of offers to purchase Notes, without the prior consent of the Company, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the General Disclosure Package, the Prospectus and the Incorporated Documents.  Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent, as agent, and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

The Company reserves the right, in its sole discretion, to suspend the solicitation of offers to purchase the Notes through the Agents commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will, as soon as possible, suspend the solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, which such Agent is hereby authorized to deduct from the sales proceeds of each Note sold by the Company as a result of a solicitation made by such Agent, equal to the applicable percentage of the principal amount of each such Note, as set forth in Exhibit A hereto unless a different percentage is agreed to in writing (including email) by the Company and such Agent.  Without the consent of the

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Company, no Agent, as an agent, may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

As an agent, each Agent is authorized, except during periods of suspension as provided in this Agreement, to solicit offers to purchase the Notes.  Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent, as agent.  Each Agent shall have the right in its discretion reasonably exercised to reject any offer to purchase the Notes received by such Agent which it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent’s agreements contained herein.  The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part, and any such rejection shall not be deemed to be a breach of any agreement of the Company contained herein.  The purchase price, interest rate, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes (a “Pricing Supplement”). Except as may be otherwise provided in any Pricing Supplement, each Note will be issued in the denomination of U.S. $2,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes will be sold at 100% of their principal amount unless otherwise agreed to by the Company.  Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company, subject to the right of such Agent to deduct from the sale proceeds the applicable commission as set forth on Exhibit A hereto unless a different percentage is agreed to in writing (including email) by the Company and such Agent.

If requested by a prospective purchaser of Notes denominated in a currency other than U.S. dollars, the Agent soliciting the offer to purchase will use its reasonable efforts to arrange for the conversion of U.S. dollars into such currency to enable the purchaser to pay for such Notes.  Such requests must be made on or before the third business day preceding the date of delivery of the Notes, or by such other dates as determined by such Agent.  Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish. All costs of exchange will be borne by purchasers of the Notes.

(b)                                 Purchases as Principal.  Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and any reoffering thereof by, such Agent.  Each such separate agreement (which may be an oral agreement if confirmed within 24 hours thereafter by an exchange of any standard form of written telecommunication (including facsimile transmission and email) between the Agent and the Company) is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this Agreement,” “herein” and similar references shall be deemed to include any applicable Terms Agreement between the Company and the Agent or Agents, as the case may be, party thereto.  Each such Terms Agreement, whether oral (and confirmed in writing, which confirmation may be by facsimile transmission and email) or in writing shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  The Agents may offer the Notes they have

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purchased as principal to other dealers.  The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Terms Agreement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise specified in the applicable Terms Agreement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity.

(c)                                  Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”).  The Procedures initially agreed upon shall be those set forth in Exhibit C hereto.  The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Agent as follows:

(a)                                 Notice of Certain Events.  The Company will notify the Agents promptly of (i) the designation and selection of additional agents to become party to this Agreement, (ii) the designation and selection of additional agents for the sale of Notes pursuant to any agreement other than this Agreement, (iii) the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Notes), (iv) the transmittal to the Commission for filing of any supplement to the Prospectus (other than a Pricing Supplement or a supplement relating solely to an offering of securities other than the Notes), (v) the receipt of any comments from the Commission with respect to the Registration Statement, the General Disclosure Package or the Prospectus (other than any comments relating solely to an offering of securities other than the Notes), (vi) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Notes), (vii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (viii) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.  The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in its best interest to do so.  The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus, prospectus supplement or Pricing Supplement relating to the applicable Notes filed pursuant to Rule 424(b)).

(b)                                 Notice of Certain Proposed Filing. At or prior to the filing thereof, the Company will give the Agents notice of its intention to file any additional registration statement with respect to the registration of additional Notes to be covered by this

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Agreement, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents promptly after the filing thereof.  Unless otherwise notified by the applicable Agents, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of Notes, in form and substance satisfactory to the applicable Agents, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two days following the date such final terms are established.

(c)                                  Copies of the Registration Statement and the Prospectus.  The Company will deliver to the Agents one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Agents may reasonably request.  The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with sales or solicitations of offers to purchase the Notes.

(d)                                 Revisions of Prospectus — Material Changes. So long as the Agents are required to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Agents, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel for the Company, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principal.  In addition, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement and the Company has given notice to the Agents pursuant to this subsection (d) within 90 days after the date of execution of such Terms Agreement, the Company will prepare and file as soon as practicable an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the Agents.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Prospectus or any

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preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  Compliance with 1934 Act; Accountants’ Consents.  The Company will (i) comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, of the Company’s proxy statements pursuant to Section 14 of the 1934 Act and (ii) use its best efforts to obtain the written consent of the Company’s independent registered public accounting firm as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company’s annual reports on Form 10-K under the 1934 Act.

(f)                                   Earnings Statements.  The Company will make generally available to its security holders, in each case as soon as practicable but in any event not later than 15 months after the acceptance by the Company of an offer to purchase Notes hereunder, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the initial effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company’s most recent annual report on Form 10-K filed with the Commission prior to the date of such acceptance, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (and, at the option of the Company, Rule 158 of the 1933 Act Regulations). Nothing in this Section 3(f) shall require the Company to make such earnings statement available more frequently than once in any period of twelve months.

(g)                                  Blue Sky Qualifications.  The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Agents of any suspension or termination of any such qualifications, and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)                                 Suspension of Certain Obligations.  The Company shall not be required to comply with the provisions of subsections (b), (c), (d), (e) or (g) of this Section 3 during any period from the time the Agents shall have been notified to suspend the solicitation of offers to purchase the Notes in their capacity as agents or resales of Notes purchased pursuant to a Terms Agreement to the time the Company shall determine that the solicitation of offers to purchase the Notes through any Agent or Agents or resales as principal of Notes purchased pursuant to a Terms Agreement by any Agent or Agents

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should be resumed. Notwithstanding the foregoing, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement the Company shall comply with the provisions of subsections (b), (c), (d), (e) and (g) of this Section 3 and shall not direct the Agents to suspend offers or sale of such Notes during the 90 day period from and including the date of such Terms Agreement; provided, however, that, subject to the immediately following proviso, the Company shall have the right, in its reasonable business judgment, to suspend such compliance during such 90 day period for an aggregate of up to 45 days, in which event such 90 day period shall be extended by the greater of (i) the number of days included in any such period of suspension and (ii) 30 days; and provided, further, that, anything in the immediately preceding proviso to the contrary notwithstanding, the Company shall not have the right to suspend such compliance or direct the Agents to suspend offers or sale of the Notes during the period from and including the date of such Terms Agreement through and including the related Settlement Date.

(i)             Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the applicable Agents (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the applicable Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Any Permitted Free Writing Prospectus shall be considered to be an Issuer General Use Free Writing Prospectus unless otherwise agreed to by the Company and the Agents.

SECTION 4.                            Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)                                 The preparation and filing of the Registration Statement and all amendments thereto and any Permitted Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

(b)                                 The preparation, filing and printing of this Agreement;

(c)                                  The preparation, printing, issuance and delivery of the Notes;

(d)                                 The fees and disbursements of the Trustee and its counsel, of any calculation agent or exchange rate agent and of The Depository Trust Company;

(e)                                  The reasonable fees and disbursements of counsel to the Agents incurred in connection with the execution and delivery of this Agreement and in connection with the review of subsequent deliveries pursuant to this Agreement;

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(f)                                   The qualification of the Notes under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky survey;

(g)                                  The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

(h)                                 Any fees charged by rating agencies for the rating of the Notes;

(i)                                     Any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company; and

(j)                                    Reasonable fees and disbursements in connection with the subsequent delivery of legal opinions pursuant to Section 6(b) hereof.

SECTION 5.  Conditions of Obligations.  The obligations of any Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy, as of the applicable Representation Date, of the representations and warranties on the part of the Company herein and to the accuracy, as of the date made, of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed, and to the following additional conditions precedent:

(a)                                 Opinion of Counsel to Company.  On the date hereof, the Agents shall have received an opinion from White & Case LLP, counsel to the Company, dated as of the date hereof and in form and substance satisfactory to counsel for the Agents to the effect that:

(i)                                     The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(ii)                                  The Company has the corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated by the Distribution Agreement and the Indenture, and to issue, sell and deliver the Notes.

(iii)                               This Agreement has been duly authorized, executed and delivered by the Company.

(iv)                              The Indenture has been duly authorized by all necessary corporate action on the part of the Company and duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company,

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enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Indenture is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality), (c) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to limit a party’s liability, (d) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) requirements that a claim with respect to any instruments denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

(v)                                 No Governmental Approval (as defined below) which has not been taken or obtained on or prior to the date hereof is required on the part of the Company in connection with the issuance or sale of the Notes, provided that such counsel need express no opinion in this clause (v) as to the registration of the Notes under the 1933 Act or the qualification of the Indenture under the 1939 Act, or as to such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold.

(vi)                              The Notes, when the final terms of a particular Note and its issuance and sale have been established in accordance with the provisions of the Indenture and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Notes is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality), (c) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to

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limit a party’s liability, (d) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

(vii)                           The Registration Statement has become effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and to such counsel’s knowledge no proceedings for that purpose have been instituted or are pending or contemplated.

(viii)                        The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture will not (A) violate the Certificate of Incorporation or the Bylaws of the Company, (B) violate any Applicable Laws (as defined below) or (C) breach or otherwise violate any obligation of or restriction on the Company under any judgment, decree or order, applicable to the Company and known to such counsel, of any court or Governmental Authority entered in any proceeding to which the Company was or is now a party or by which it is bound; provided, that such counsel may state that no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which any of the Notes are to be offered.

(ix)                              The Registration Statement, as of its initial effective date (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, at the time of filing of the Company’s Annual Report on Form 10-K for the most recent fiscal year and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), and the Prospectus, as of the date of the prospectus supplement relating to the Notes, appeared on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the related applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express an opinion as to (i) the Incorporated Documents, (ii) the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or (iii) the exhibits to the Registration Statement, including, without limitation, the Statement of Eligibility under the 1939 Act of the Trustee on Form T-1 incorporated by reference therein (the “Form T-1”).

(x)                                 The statements in the Prospectus (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, the General Disclosure Package) under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they

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purport to summarize certain provisions of the Notes and the Indenture, fairly present in all material respects the information required by Form S-3.

In rendering the opinions set forth above, such counsel may state that, with respect to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, no opinion is expressed with respect to the Commodity Exchange Act, as amended, or the rules, regulations and interpretations of the Commodities Futures Trading Commission promulgated thereunder.

In rendering the opinions set forth above, the term “Applicable Laws” shall mean the Delaware General Corporation Law (“DGCL”) and those laws, rules and regulations of the States of California and New York and those federal laws, rules and regulations of the United States of America which, in such counsel’s experience, are ordinarily applicable to transactions of the type contemplated by this Agreement; the term “Governmental Authority” shall mean any California, New York, Delaware (acting pursuant to the DGCL) or federal executive, legislative, judicial, administrative or regulatory body; and the term “Governmental Approval” shall mean any order, consent, permit or approval of any Governmental Authority pursuant to Applicable Laws.

In rendering such opinion, such counsel may state that it expresses no opinion as to laws other than the laws of the State of New York, the State of California, the DGCL and the federal laws of the United States to the extent set forth therein.  In addition, such counsel may state that it expresses no opinion as to any law, rule or regulation that is applicable to this Agreement, the Indenture, or the transactions contemplated hereby or any party hereto solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.  In addition, such counsel may state that the foregoing opinion is rendered as of its date, and such counsel assumes no obligation to update such opinion to reflect any facts or circumstances which may thereafter come to its attention or any change in the law which may thereafter occur.

In addition, such counsel may state that such counsel is not passing upon and does not assume any responsibility explicitly or implicitly for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus (except as set forth in clause (x) above) and has made no independent check or verification thereof (except as aforesaid).  Such counsel may also state that such counsel has participated in conferences with representatives of the Company and the Agents in the course of the preparation of the Registration Statement and Prospectus.  However, such counsel shall state that, based upon and subject to the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Registration Statement, as of the time it became effective (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, at the time of filing of the Company’s Annual Report on Form 10-K for the most recent fiscal year and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, as of the date of such Terms Agreement and as of the Settlement Date with respect to such Terms Agreement) included or

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includes, as applicable, an untrue statement of a material fact or omitted or omits, as applicable, to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, that the General Disclosure Package, as of the Applicable Time with respect to such Terms Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, (except in each case as to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom and, in the case of the Registration Statement, except as to exhibits thereto (including, without limitation, the Form T-1), as to all of which such counsel need express no opinion.

(b)                                 Opinion of Counsel Employed by Company.  On the date hereof, the Agents shall have received an opinion from counsel employed by the Company (provided that such counsel is at least an Assistant General Counsel of the Company), dated as of the date hereof and in form and substance satisfactory to counsel for the Agents, to the effect that:

(i)                                     Each of the Company and DEI is a corporation validly existing and in good standing under the laws of its state of incorporation.

(ii)                                  Except as set forth in the Prospectus (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, the General Disclosure Package), there is not pending or, to the best of such counsel’s knowledge, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(iii)                               To the best of such counsel’s knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, the General Disclosure Package) or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iv)                              To the best of such counsel’s knowledge, after reasonable inquiry, the Company is not in violation of its Certificate of Incorporation or Bylaws, in each case as in effect on the date hereof.

(v)                                 To the best of such counsel’s knowledge, after reasonable inquiry, the execution, delivery and performance of this Agreement and the Indenture will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it

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may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(vi)                              Each of the Incorporated Documents, as of the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom.

In addition, such counsel shall state that nothing has come to such counsel’s attention that leads him to believe that either the Registration Statement at the time such Registration Statement became effective (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, at the time of filing of the Company’s Annual Report on Form 10-K for the most recent fiscal year and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the Prospectus as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, as of the date of such Terms Agreement and as of the Settlement Date with respect to such Terms Agreement) contained or contains, as applicable, an untrue statement of a material fact or omitted or omits, as applicable, to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, that the General Disclosure Package, as of the Applicable Time with respect to such Terms Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

(c)                                  Opinion of Agents’ Counsel.  On the date hereof, the Agents shall have received an opinion from counsel to the Agents, dated as of the date hereof and in form and substance satisfactory to the Agents.

(d)                                 Officer’s Certificate.  On the date hereof (and, if this certificate is being delivered pursuant to a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement), the Agents shall have received a certificate signed by an officer of the Company, substantially in the form of Appendix I hereto and dated the date hereof or such Settlement Date, as the case may be, to the effect that (i) the representations and warranties of the Company contained in Section 1(a) hereof (other than Section 1(a)(viii)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has complied, in all material respects, with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate, and (iii) no stop order suspending the effectiveness of the Registration

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Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officer’s knowledge, threatened by the Commission.  The officer’s certificate shall further state that except as contemplated in the Prospectus (and, if the officer’s certificate is being delivered pursuant to a Terms Agreement, the General Disclosure Package) or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the date hereof and at each Settlement Date with respect to any Terms Agreement, there has not been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus (and, if the officer’s certificate is being delivered pursuant to a Terms Agreement, the General Disclosure Package), any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(e)                                  Comfort Letter.  On the date hereof, the Agents shall have received a letter from the Company’s independent registered public accounting firm, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

(i)                                     They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and the Public Accounting Oversight Board (United States).

(ii)                                  In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries audited and reported upon by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the published rules and regulations thereunder.

(iii)                               They have performed specified procedures, not constituting an audit, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and certain of its subsidiaries responsible for financial and accounting matters with respect to the latest available interim unaudited consolidated financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the latest available unaudited consolidated financial statements of the Company were not fairly presented in conformity with accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements incorporated by reference therein, (B) such unaudited consolidated financial statements of the Company do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder, or (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock (common net of treasury shares) of the Company or any

23

increase in total debt (current and non-current), excluding the effects of hedge accounting adjustments and foreign currency translation adjustment of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and Prospectus, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

(iv)                              In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain financial information which is included or incorporated by reference in the Registration Statement and Prospectus, which would normally be covered under auditing procedures and which are specified by the Agents, and have found such financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

(f)                                   Other Documents.  On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents (as to itself only) and any Terms Agreement may be terminated by the Agent party to such Terms Agreement (as to itself only) or, if two or more Agents are a party to such Terms Agreement and one or more such Agents shall be acting as representative or representatives of all such Agents, the Agent or Agents acting as representative or representatives, as the case may be, may terminate such Terms Agreement as to all of the Agents party thereto, in each case by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Sections 3(d) (but only to the extent that an Agent holds Notes purchased for resale pursuant to a Terms Agreement), the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 13 and 14 hereof shall remain in effect.

SECTION 6.  Subsequent Documentation Requirement of the Company.  The Company covenants and agrees that so long as Notes are authorized for sale pursuant to this Agreement and unless the sale of Notes has been suspended as provided in this Agreement:

(a)         Subsequent Delivery of Certificates.  Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an

24

amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document (other than a Current Report on Form 8-K unless delivery of a certificate is reasonably requested by the Agents with respect to such filing) incorporated by reference into the Prospectus or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to furnish or cause to be furnished to the Agents or to the Agent party to the Terms Agreement, as the case may be, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, a certificate in form satisfactory to counsel for the Agents to the effect that the statements contained in the certificate referred to in Section 5(d) hereof, which was last furnished to the Agents, are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement (and, if the officer’s certificate is being delivered pursuant to a Terms Agreement, the General Disclosure Package) and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that in the case of any such amendment or supplement that relates to Notes which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, such certificate shall state that, for purposes of such certificate, the phrase “or with respect to Notes which are to be indexed or linked to any currency, composite currency, commodity, equity index or similar index” appearing in the third sentence of Section 1(a)(ix) hereof shall be deemed not to apply with respect to such Notes.

(b)         Subsequent Delivery of Legal Opinions.  Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement providing primarily for the inclusion of additional financial information, or (iii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Annual Report on Form 10-K, Current Report on Form 8-K or Quarterly Report on Form 10-Q relating primarily to financial statements or other financial information as of and for any fiscal quarter) or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to furnish or cause to be furnished promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to the Agents or to the Agent party to the Terms Agreement, as the case may be (with a copy to counsel to the Agents or counsel to such Agent, as the case may be), letters substantially in the form of Appendix II hereto (modified, as necessary, in the case of a Terms Agreement) from the counsel last furnishing the opinions referred to in Sections 5(a) and 5(b) hereof or, in lieu of such letters, letters from other counsel reasonably satisfactory to the Agents (which, in the case of the opinions referred to in such Section 5(b), shall include counsel employed by the Company who is at least an Assistant General Counsel of the Company), dated the

25

date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinions referred to in Sections 5(a) and 5(b) (other than, in the case of the opinion delivered pursuant to Section 5(b) hereof, the matters covered by Sections 5(b)(ii) and 5(b)(v) (with respect to execution and delivery)) hereof, but modified, as necessary, to relate to the Registration Statement (and, if the opinion is being given as a result of the Company having entered into a Terms Agreement, the General Disclosure Package) and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that (i) in the case of any such amendment or supplement that relates to Notes which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, the opinions referred to in Section 5(a) hereof shall not include the exceptions set forth in such Section 5(a) as to Notes which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index and (ii) if reasonably requested by the Agents, the counsel delivering the opinions referred to in Section 5(b) shall expand the opinion rendered pursuant to Section 5(b)(i) to include any other subsidiary of the Company that, as a result of actions or events occurring after the date of this Agreement is of substantially similar materiality to the Company, on a consolidated basis, as DEI is as of the date of this Agreement.  The Company shall use its best efforts to furnish or cause to be furnished to the Agents, promptly following each filing by the Company of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, a letter from the counsel last furnishing the opinion referred to in Section 5(b) hereof, or from other counsel reasonably satisfactory to the Agents, dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinion referred to in Section 5(b)(ii) hereof, but modified, as necessary, to relate to the Registration Statement and Prospectus as amended and supplemented to the time of delivery of such letter.

(c)          Subsequent Delivery of Comfort Letters.  Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial statement information relating to the Company or the Company sells Notes pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to cause the Company’s independent registered public accounting firm promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to furnish the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter, dated the date of filing of such amendment, supplement or document with the Commission, or such Settlement Date, as the case may be, in form satisfactory to counsel for the Agents (or such Agent), of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(e) hereof but modified, as necessary, to relate to the Registration Statement (and, if the letter is being delivered as a result of the Company having entered into a Terms Agreement, the General Disclosure Package) and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clause (iii) (other than the information required by clause (B) thereof, except in the case of a Terms Agreement, the terms of which so require) and clause (iv) of said Section 5(e) with such changes as may be necessary to reflect changes in the financial statements and other

26

information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented primarily to include financial information as of and for a fiscal quarter, the Company’s independent registered public accounting firm may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 7.           Indemnification.

(a)                                 Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1; or (B) as to which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7.

(b)                                 Indemnification of the Company.  Each Agent severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning

27

of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus.

(c)                                  General.

(i)                                     In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Agent or any person controlling such Agent, based upon the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Agent or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to such Agent) and payment of all expenses. Any such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Agent or such controlling person unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Agent or such controlling person and the Company, and such Agent or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company (in which case, if such Agent or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and such controlling persons, which firm shall be designated in writing by a majority of all such Agents, on behalf of all of such Agents and such controlling persons).

(ii)                                  In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company’s directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Agent pursuant to this Section 7, such Agent shall have the rights and duties given to the Company by subsection (c)(i) of this Section 7, and the Company, the Company’s directors and officers and any such controlling person shall have the rights and duties given to the Agents by subsection (c)(i) of this Section 7; provided that, in the event that the Company or any such director, officer or controlling person shall have the right to employ, and shall have elected to

28

employ, separate counsel at the expense of such Agent under the circumstances set forth in subsection (c)(i) of this Section 7, any such counsel shall be designated in writing by the Company.

SECTION 8.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Agents participating in the offering that gave rise to such losses, liabilities, claims, damages and expenses (a “Relevant Agent”) on the other hand from the offering of such Notes. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to Section 7(c) hereof or pursuant to the last sentence of this Section 8, then the Company and each Relevant Agent shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company and the Relevant Agents, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Relevant Agent on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Relevant Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same proportion as the total net proceeds from the sale of such Notes by such Relevant Agent received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by such Relevant Agent in respect thereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Relevant Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If more than one Agent is a Relevant Agent in respect of a proceeding, each Relevant Agent’s obligation to contribute pursuant to this Section 8 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any party entitled to contribution pursuant to the first sentence of

29

this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise; provided, however, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to Section 7(c) hereof with respect to the same action, suit or proceeding.

SECTION 9.  Representations. Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person as defined in Section 15 of the 1933 Act of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10.  Termination.

(a)                                 Termination of this Agreement.  This Agreement (excluding any Terms Agreement) may be terminated by the Company (i) for any reason at any time with respect to any Agent or Agents upon written notice of such termination to each other party hereto or (ii) at any time upon notice to each other party hereto if no Notes then remain authorized for sale pursuant hereto.  This Agreement may be terminated by any Agent (as to itself only) either (x) upon written notice of such termination to each other party hereto or (y) at any time upon notice to the Company if the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 5 or 6 hereof or if no Notes then remain authorized for sale pursuant hereto.

(b)                                 Termination of a Terms Agreement. An Agent party to a Terms Agreement may terminate such Terms Agreement (as to itself only) or, if two or more Agents are a party to such Terms Agreement and one or more such Agents shall be acting as representative or representatives of all such Agents, the Agent or Agents acting as representative or representatives, as the case may be, may terminate such Terms Agreement as to all of the Agents party thereto, in each case immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) there has been, between the date of such Terms Agreement and the related Settlement Date, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of such Agent or such representative or representatives, as the case may be, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) trading in any securities of the Company has been suspended (other than pursuant to a request by the Company with respect to an announcement by the Company of certain information not constituting a material adverse change, since the date of such Terms Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of such Agent or such representative or representatives, as the case may be,

30

impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iv) trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, (v) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or (vi) after the date of such Terms Agreement the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such Terms Agreement shall have been lowered or any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” with negative implications.

(c)           General.  In the event of any such termination, no party will have any liability to any other party hereto, except that (i) a terminating Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) a terminating Agent and the Company shall have entered into a Terms Agreement and the Settlement Date with respect thereto shall not yet have occurred or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 (subject to the provisions of Section 3(h)) and 6 hereof shall remain in effect until such Settlement Date or until such Notes are so delivered, as the case may be, and (iii) the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 13 and 14 hereof shall remain in effect.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed, as the case may be, to:

Banca IMI S.p.A.

Largo Mattioli 3

20121 Milan-Italy

Attention:	DCM Corporate Group/ J.Amoroso
Email: dcm.corp@bancaimi.com; dcm.ny@bancaimi.com
Tel: +39 02 7261 4704 / (212) 326 1200
Fax: +39 02 7261 2220 / (212) 326 1144

Blaylock Beal Van, LLC

Debt & Equity Capital Markets

600 Lexington Avenue, 3rd Floor

New York, New York 10016

Attention:	John Pascente
Tel: (312) 541-7320

31

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention:	Syndicate Desk
Fax: (917) 472-4745

BNY Mellon Capital Markets, LLC

101 Barclay Street, 3W

New York, New York 10286

Attention:	Debt Capital Markets
Tel: (212) 815-4993

CastleOak Securities, L.P.

110 East 59th Street

New York, New York  10022

Attention:	Philip J. Ippolito
Fax: (212) 308-7342

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention:	Transaction Execution Group
Fax: (646) 291-5209

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention:	Transaction Management Group
Fax: (212) 743-1953

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, New York 10005

Attention:	Debt Capital Markets—Syndicate Desk
Fax: (212) 797-2202

Drexel Hamilton, LLC

77 Water Street, Suite 201

New York, NY 10005

Attention:	Craig Simmons, Director, Capital Markets
Tel: (212) 632-0412
Email: csimmons@drexelhamilton.com

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention:	Registration Department
Tel: (866) 471-2526

32

Fax: (212) 902-9316

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York  10018

Attention:	Transaction Management Group
Fax: (212) 525-0238

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention:	Transaction Execution Group

Lebenthal & Co., LLC

521 Fifth Avenue, 15th Floor

New York, New York 10175

Attention:	Matthew Eng, Vice President
Tel: (212) 599-3214

Lloyds Securities Inc.

1095 Avenue of the Americas

New York, New York 10036

Attention:	Fixed Income
Tel: (212) 930-5000
Fax: (212) 479-2882

Loop Capital Markets LLC

111 W. Jackson Blvd., Suite 1901

Chicago, Illinois  60604

Attention:	Sidney Dillard, Investment Banking Division
Tel: (312) 356-5008
Fax: (312) 922-7137

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention:	High Grade Transaction Management/Legal
Fax: (646) 855-5958

Mizuho Securities USA Inc.
320 Park Avenue, 12th Floor
New York, New York 10022

Attention:	Debt Capital Markets Desk
Tel: (866) 271-7403
Fax: (212) 205-7812

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Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention:	Investment Banking Division
Fax: (212) 507-8999

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020-1001

Attention:	Capital Markets Group
Fax: (646) 434-3455

Samuel A. Ramirez & Company, Inc.

61 Broadway, 29th Floor

New York, New York  10006

Attention:	Capital Markets Division
Fax: (212) 248-3856

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York  10281-8098

Attention:	Transaction Management/ Scott Primrose
Fax: (212) 658-6137

Siebert Brandford Shank & Co., L.L.C.

100 Wall Street, 18th Floor

New York, New York 10005

Attention:	Charles Sorkin, Managing Director
Tel: (212) 644-2447

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York  10172

Attention:	Debt Capital Markets

Société Générale

10 Bishops Square

London E1 6EG

United Kingdom

Attention:	Syndicate Desk GLFI/SYN/CAP/BND
Tel: +44 20 7676 7329
Fax: +44 20 7702 3492

Standard Chartered Bank

One Basinghall Avenue

London EC2V 5DD

United Kingdom

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Attention:	Debt Capital Markets
Tel: +44 20 7885 8888
Fax: +44 20 7885 8095
Email: DCMAMericas@sc.com

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia  30326

Attention:	Investment Grade Debt Capital Markets
Fax: (404) 926-5027

TD Securities (USA) LLC

31 West 52nd Street

New York, New York 10019

Attention:	Transaction Management Group
Tel: (212) 827-6972

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention:	Head of Syndicate
Fax: (877) 774-3462

Wells Fargo Securities, LLC

550 South Tyron Street, 5th Floor

Charlotte, North Carolina 28202

Attention:	Transaction Management
Fax: (704) 410-0326

The Williams Capital Group, L.P.

650 Fifth Avenue, 9th Floor

New York, New York  10019

Attention:	Robert C. Diserens III
Fax: (347) 296-3622
Email: diserens@willcap.com

Notices to the Company shall be directed to it at:

500 South Buena Vista Street

Burbank, California  91521

Attention:	Legal Department

SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Agents (and, in the case of a Terms Agreement, the Agent or Agents party thereto) and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or

35

equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

This Agreement shall not be assignable by any party without the prior written consent of the other parties, provided that, notwithstanding the foregoing, any Agent may assign this Agreement to an affiliated broker-dealer or an affiliated bank with the prior written consent of the Company.

SECTION 13.  Governing Laws.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW RULE 327(b).

SECTION 14.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Agents, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.  Covenant of the Agents.  Each Agent covenants with the Company that, except as provided herein, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the Company is referred to herein as a Permitted Free Writing Prospectus.  Notwithstanding anything to the contrary contained herein, with respect to the offering of any Notes, the Company consents to the use by the Agents of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of such Notes or their offering or (ii) information that describes the final terms of such Notes and their offering

36

and that is included in the Final Term Sheet of the Company relating to the offering of such Notes or (b) other customary information that is neither “issuer information,” as defined in Rule 433, or otherwise an issuer free writing prospectus. Each Agent consents to the Company’s payment of certain fees and expenses of the counsel to the Agents as contemplated by Section 4 of this Agreement.

SECTION 16.  Bail-in Provisions.  Notwithstanding any other term or provision of this Agreement, any Terms Agreement or any other agreements, arrangements, or understanding between any of the Relevant Partites (as defined below), each of the parties to this Agreement, severally and not jointly, acknowledges and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and agrees to be bound by, and each party to any Terms Agreement shall be deemed, by such party’s execution of such Terms Agreement (each such party together with each party to this Agreement, a “Relevant Party”), to have, severally and not jointly, acknowledged and agreed that a BRRD Liability arising under such Terms Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and agreed to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party under this Agreement and any applicable Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the relevant BRRD Liability or outstanding amounts due thereon;

(ii)   the conversion of all, or a portion, of the relevant BRRD Liability into shares, other securities or other obligations of such BRRD Party or another person (and the issue to or conferral on such Relevant Party of such shares, securities or obligations, subject to any right of the relevant recipients to decline ownership of such shares or other instruments of ownership, in which case, subject as provided in the relevant Bail-in Legislation, any such liability will be reduced or cancelled, as the case may be, to the same extent as if such shares or other instruments of ownership had been accepted);

(iii)  the cancellation of the relevant BRRD Liability; and

(iv)  the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)           the variation of the terms of this Agreement and any applicable Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 16:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing

37

law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU (as amended from time to time) establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means any party to this Agreement or any Terms Agreement that is subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

[Signature Pages Follow]

38

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
Name: Jonathan S. Headley
Title: Senior Vice President and Treasurer

CONFIRMED AND ACCEPTED:

BANCA IMI S.p.A.

By:	/s/ Pantaleo Cucinotta
Name: Pantaleo Cucinotta
Title: Head of Debt Capital Markets

BLAYLOCK BEAL VAN, LLC

By:	/s/ John Pascente
Name: John Pascente
Title: Senior Vice President

BNP PARIBAS SECURITIES CORP.

By:	/s/ Andrew Shapiro
Name: Andrew Shapiro
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Philip Benedict
Name: Philip Benedict
Title: Managing Director

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Chief Financial Officer & Director of Operations

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Spencer W. Haimes
Name: Spencer W. Haimes
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name: John Han
Title: Director

By:	/s/ Lourdes Fisher
Name: Lourdes Fisher
Title: Director

DREXEL HAMILTON, LLC

By:	/s/ Craig Simmons
Name: Craig Simmons
Title: Director, Capital Markets

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

LEBENTHAL & CO., LLC

By:	/s/ Matthew Eng
Name: Matthew Eng
Title: Vice President

LLOYDS SECURITIES INC.

By:	/s/ David Geller
Name: David Geller
Title: Director

LOOP CAPITAL MARKETS LLC

By:	/s/ Tasha Henderson
Name: Tasha Henderson
Title: Chief Financial Officer

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

MIZUHO SECURITIES USA INC.

By:	/s/ Justin Surma
Name: Justin Surma
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Brian Cogliandro
Name: Brian Cogliandro
Title: Managing Director

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Robert W. Hong
Name: Robert W. Hong
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Stephen Feinstein
Name: Stephen Feinstein
Title: Managing Director

SIEBERT BRANDFORD SHANK & CO., L.L.C.

By:	/s/ Charles Sorkin
Name: Charles Sorkin
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
Name: Yoshihiro Satake
Title: Managing Director

SOCIÉTÉ GÉNÉRALE

By:	/s/ Andrew Menzies
Name: Andrew Menzies
Title: Managing Director

STANDARD CHARTERED BANK

By:	/s/ Rodrigo Gonzalez
Name: Rodrigo Gonzalez
Title: Executive Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

TD SECURITIES (USA) LLC

By:	/s/ Elsa Wang
Name: Elsa Wang
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Kyle Stegemeyer
Name: Kyle Stegemeyer
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Patrick Jordan
Name: Patrick Jordan
Title: Director

THE WILLIAMS CAPITAL GROUP, L.P.

By:	/s/ Jonathan Levin
Name: Jonathan Levin
Title: Principal

EXHIBIT A

Term(1)	Commission Rate(2)
More than 9 months but less than 1 year	0.125%
From 1 year but less than 18 months	0.150%
From 18 months but less than 2 years	0.200%
From 2 years but less than 3 years	0.250%
From 3 years but less than 4 years	0.350%
From 4 years but less than 5 years	0.450%
From 5 years but less than 6 years	0.500%
From 6 years but less than 7 years	0.550%
From 7 years but less than 10 years	0.600%
From 10 years but less than 15 years	0.625%
From 15 years but less than 20 years	0.700%
From 20 years but less than 30 years	0.750%
From 30 years	To be determined by the Company and the relevant Agent(s)

(1)                                 With respect to each Note that is subject to purchase by the Company at the option of the holder thereof (a “Put Note”), the word “Term” as used in this Exhibit A refers to the earliest purchase date specified in the applicable Put Note.

(2)                                 With respect to each Note that is a Discount Security (as defined in the Indenture), the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent shall be based on the purchase price of such Note.

A-1

EXHIBIT B

The following terms, if applicable, shall be agreed to by each Agent and the Company pursuant to each Terms Agreement:

Principal Amount: (or principal amount of foreign currency or composite currency)	$
Interest Rate
If Fixed Rate Note, Interest Rate:
If Floating Rate Note:
Base Rate or Rates:
Initial Interest Rate:
Spread or Spread Multiplier, if any:
Interest Reset Dates:
Interest Payment Dates:
Index Maturity:
CMT Maturity Index, if any:
Interest Determination Dates:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Interest Reset Period:
Interest Payment Period:
Calculation Agent (if other than the Trustee):
If Redeemable:
Earliest Redemption Date:
Redemption Price:
Stated Maturity:

B-1

Final Maturity (for Renewable Notes):
Initial Maturity (for Renewable Notes):
Purchase Price:	%
Applicable Time:
Settlement Date and Time:
Currency of Denomination (if currency is other than U.S. dollar):
Currency of Payment (if currency is other than U.S. dollar):
Denominations:
Additional Terms:

B-2

EXHIBIT C

THE WALT DISNEY COMPANY

MEDIUM-TERM NOTES, SERIES G

ADMINISTRATIVE PROCEDURES

July 20, 2016

The administrative procedures and specific terms of the offering of Medium-Term Notes, Series G (the “Notes”) on a continuing basis by The Walt Disney Company (the “Issuer”) pursuant to the Distribution Agreement, dated July 20, 2016 (as amended, modified or supplemented from time to time, the “Distribution Agreement”), between the Issuer and each of the agents whose names appear on the signature pages thereof (each, an “Agent” and, collectively, the “Agents”) are explained below.  In the Distribution Agreement, the Agents have agreed to act as agents of the Issuer to solicit offers to purchase the Notes.  Any Agent or Agents, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a terms agreement entered into between the Issuer and such Agent or Agents, as the case may be, as contemplated by the Distribution Agreement.  In the Distribution Agreement, the Issuer reserves the right to sell Notes directly on its own behalf and to or through others.

Each Note will be issued under an indenture between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of September 24, 2001 (the “Indenture”), relating to senior debt securities of the Issuer.  Notes will bear interest at either fixed rates (“Fixed Rate Notes”) or floating rates (“Floating Rate Notes”).  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”).  Owners of beneficial interests in a Global Security will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only under certain limited circumstances.

The Trustee will act as Paying Agent for the payment of principal of and interest on the Notes and will perform, as Paying Agent, unless otherwise specified in the Notes, the Indenture or herein, the other duties specified herein.  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.  Any administrative responsibilities, document control and record-keeping functions to be performed by the Issuer will be performed by its Treasury Department.  To the extent that the procedures set forth herein conflict with any provision of the Notes (which, in the case of Book-Entry Notes shall be the related Global Security), the Indenture, the Distribution Agreement or the operating procedures of DTC as in effect from time to time, the relevant provisions of the Notes, the Indenture, the Distribution Agreement or such operating procedures shall be controlling, it being understood and agreed that the terms of any Notes, as set forth in the certificates evidencing such Notes or any officers’ certificate establishing the form or terms of such Notes pursuant to the Indenture (each, an “Officers’ Certificate”), may differ from the terms of the Notes set forth in these administrative procedures.  Unless otherwise defined herein, terms defined in the Indenture, the Officers’ Certificate establishing the Notes pursuant to Section 2.3(a) of the Indenture or the Notes shall be used herein as therein defined.

PART I:                                                 ADMINISTRATIVE PROCEDURES FOR BOOK ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Issuer and the Trustee to DTC, dated July 20, 2016, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated May 14, 1991, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Issuer will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to $500,000,000 principal amount of all such Notes that have the same Stated Maturity and Final Maturity, Earliest Redemption Date, Redemption Price and other redemption provisions, if any, Interest Payment Dates, Regular Record Dates, Interest Payment Period, original issue discount, if any, and, additionally, in the case of Fixed Rate Notes, interest rate and, in the case of Floating Rate Notes, Initial Interest Rate, Base Rate or Rates, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any (collectively, the “Terms”). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear interest from the later of the Original Issue Date or other date specified therein or from the most recent Interest Payment Date with respect to such Global Security (or Predecessor Security) to which interest has been paid or duly provided for (such later date being herein referred to as a “Global Interest Accrual Date”). Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification Numbers:

The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers (of which 815 remained unassigned as of the date hereof) and relates to Global Securities representing the Book-Entry Notes. The Issuer has obtained from the CUSIP

Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to the Trustee and DTC such written list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Global Securities as described under Settlement Procedure “C” below. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of a series remain unassigned to Global Securities, the Trustee, if it deems necessary, will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Trustee shall deliver a list of such additional CUSIP numbers to the Issuer and DTC.

Registration:

Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the register of Securities maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

At the request of the Issuer, the Trustee shall deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Issuer, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau customary procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:	Each Book-Entry Note will mature on a date nine months or more from the settlement date for such Note.

Notice of Redemption Dates:

In the case of a full redemption of all Book-Entry Notes represented by a single Global Security, the Trustee will notify DTC, not more than 60 but not less than 30 days prior to the Redemption Date with respect to such Global Security, of the CUSIP number of such Global Security, the Redemption Date and the Redemption Price. In the case of a redemption of less than all Book-Entry Notes represented by a single Global Security, the Trustee will notify DTC not more than two Business Days before 60 days, but not less than two Business Days before 30 days, prior to the Redemption Date with respect to such Global Security, of the CUSIP number of such Global Security, the Redemption Date and the Redemption Price.

Denominations:

Book-Entry Notes will be sold in denominations of $2,000 and any amount in excess thereof that is an integral multiple of $1,000, unless a different denomination is specified in the pricing supplement to the Prospectus (as defined in the Distribution Agreement) relating to such Notes (the “Pricing Supplement”). Unless a different minimum denomination is so specified, Global Securities will be issued in denominations of $2,000 and any amount in excess thereof that is an integral multiple of $1,000 up to a maximum denomination of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

General. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, interest on each Book-Entry Note will accrue from the Global Interest Accrual Date with respect to the Global Security representing such Note and will be paid on the Interest Payment Dates of the Global Security representing such Book-Entry Note. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, (a) in the case of a Global Security originally issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date immediately following the next Regular Record Date, (b) each payment of interest on a Global Security will include interest accrued to but excluding the Interest Payment Date or Maturity (see “Calculation of Interest” below) and (c) interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “D” below in order to include the amount of any interest payable and certain other information regarding any Global Security in the appropriate weekly supplement to the Corporate Registered Bond Interest Record published by Standard & Poor’s Corporation.

Regular Record Dates. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, the Regular Record Date with respect to any Interest Payment Date for Fixed Rate Book-Entry Notes shall be the January 15 or July 15, as the case may be, next preceding the applicable Interest Payment Date. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, the Regular Record Date with respect to any Interest Payment Date for Floating Rate Book-Entry Notes shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

Fixed Rate Book-Entry Notes. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on February 1 and August 1 of each year, as specified in the related Global Security, and at Maturity, subject to the exceptions specified in “Payments of Principal and Interest” below.

Floating Rate Book-Entry Notes. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, interest payments on Floating Rate Book-Entry Notes will be made monthly, quarterly, semiannually or annually of each year, as specified in the related Global Security, and at Maturity. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security and except as specified in the next sentence with respect to Eleventh District Cost of Funds Rate Notes, and subject to the exceptions specified in “Payments of Principal and Interest” below, interest will be payable, in the case of Floating Rate Book-Entry Notes which pay interest (i) monthly, on the third Wednesday of each month; (ii) quarterly, on the third Wednesday of each March, June, September and December of each year; (iii) semiannually, on the third Wednesday of each of the two months specified in the Global Security representing the applicable Book-Entry Note; and (iv) annually, on the third Wednesday of the month specified in the Global Security representing the applicable Book-Entry Note. In the case of Eleventh District Cost of Funds Rate Notes, interest will be payable on the first calendar day of each March, June, September and December.

Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates (to the extent then determinable by the Trustee) that will occur with respect to each Global Security during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Notes, the calculation agent (the “Calculation Agent”) will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:

Fixed Rate Book-Entry Notes. Unless otherwise specified in the Global Security representing any Fixed Rate Book-Entry Notes, interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the Global Security representing the applicable Floating Rate Book-Entry Notes. The Issuer and the Trustee will confirm the amount of the initial interest payment due on any Floating Rate Book-Entry Note for which the Initial Interest Period is shorter or longer than the Index Maturity. Promptly after each Interest Determination Date for a Floating Rate Book-Entry Note, the Calculation Agent will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date. Unless otherwise specified in the Global Security representing any Floating Rate Book-Entry Notes, interest will be calculated in the case of (a) Commercial Paper Rate Notes, LIBOR Notes, Federal Funds Rate Notes, Prime Rate Notes, Eleventh District Cost of Funds Rate Notes and EURIBOR Notes, on the basis of the actual number of days in the interest period and a 360-day year, and (b) Treasury Rate Notes and CMT Rate Notes, on the basis of the actual number of days in the interest period and the actual number of days in the year.

Payments of Principal and Interest:

Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity) and the total of such amounts. DTC will check the amount payable on each Global Security on such Interest Payment Date as shown in the appropriate weekly supplements to the Corporate Registered Bond Interest Record published by Standard & Poor’s Corporation. On such Interest Payment Date, the Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Stated Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment.”

If any Interest Payment Date for a Fixed Rate Book-Entry Note is scheduled to occur on a day that is not a Business Day with respect to such Fixed Rate Book-Entry Note, the payment due on such Interest Payment Date will be made on the following day that is a Business Day with respect to such Fixed Rate Book-Entry Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day.

If any Interest Payment Date (other than an Interest Payment Date occurring on the maturity date) for a Floating Rate Book-Entry Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Book-Entry Note, except that in the case of a Floating Rate Book-Entry Note that is a LIBOR Note or a EURIBOR Note (or a Floating Rate Book-Entry Note for which LIBOR or EURIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such Floating Rate Book-Entry Note.

Payments at Maturity.  On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Security maturing either at Stated Maturity or on a Redemption Date occurring in the following month (to the extent then determinable by the Trustee).  The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security.  The Issuer will pay to Wells Fargo Bank, National Association, as the Paying Agent, the principal amount of such Global Security, together with interest due at such Maturity.  Wells Fargo Bank, National Association will pay such amounts to DTC at the times and in the manner set forth under “Manner of Payment” below.  If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day with respect to such Book-Entry Notes, the payment due on such day shall be made on the next succeeding Business Day with respect to such Book-Entry Notes, and no interest shall accrue on such payment for the period from and after such Maturity.  Promptly after payment to DTC of the principal and interest due at the Stated Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture, deliver to the Issuer an appropriate debit advice and a certificate of destruction relating to all such cancelled Global Securities.  On the first Business Day of each month, the Trustee will deliver to the Issuer by facsimile transmission a written statement, indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day.

Manner of Payment.  The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be debited from an account of the Issuer maintained at the Trustee with funds available for immediate use in the amount required for such payment.  The Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest and principal due on a Global Security on such date.  On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC.  Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC.  Neither the Issuer (either as Issuer or as Paying Agent) nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance and Rejection of Offers:

The Issuer has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.  Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Book-Entry Notes received by it in whole or in part.  Each Agent will advise the Issuer promptly by telephone or by email or facsimile transmission of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by it.

Settlement:

The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note.  Each offer accepted by the Issuer will be settled on the third Business Day (or, if acceptance by the Issuer occurs after 4:30 p.m., New York time, on the fourth Business Day) following acceptance of such offer pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the Business Day following acceptance of such offer.

Settlement Procedures:

In the event of a purchase of Book-Entry Notes by one or more of the Agents, as principal, appropriate settlement details, if different from those set forth below, will be set forth in an applicable Terms Agreement to be entered into between such Agent or Agents and the Issuer pursuant to the Distribution Agreement.

Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through an Agent, as agent, shall be as follows:

A. Such Agent will advise the Issuer by email, facsimile transmission or orally (if confirmed within 24 hours by written telecommunication) of the following settlement information:

1. Principal amount.

2. Stated Maturity.

3. If such Note is a Fixed Rate Note, the interest rate. If such Note is a Floating Rate Note, the following:

a. Base Rate or Base Rates;

b. Initial Interest Rate;

c. Spread or Spread Multiplier, if any;

d. Interest Reset Dates;

e. Interest Reset Period;

f. Interest Payment Dates;

g. Index Maturity;

h. Interest Payment Period;

i. Calculation Agent (if other than Wells Fargo Bank, National Association);

j. Maximum Interest Rate, if any;

k. Minimum Interest Rate, if any;

l. Interest Determination Dates; and

m. Index Currency, if applicable.

4. Earliest Redemption Date, Redemption Price and other redemption provisions, if any.

5. Settlement date.

6. Original Issue Price.

7. Original issue discount, if any.

8. Agent’s commission, determined as provided in Section 2 of the Distribution Agreement between the Issuer and such Agent.

9. Additional terms or provisions of such Note, if any.

10. Net Proceeds to the Issuer.

11. Commission.

12. Discount.

13. Initial Maturity Date (for Renewable Notes).

14. Final Maturity Date (for Renewable Notes).

B.                                    The Issuer will advise the Trustee by telephone (confirmed in writing signed by an authorized person at any time on the same date) or facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of such Agent.

C. The Trustee will assign a CUSIP number to the Global

Security representing such Note. The Trustee will notify the Issuer and the Agent of such CUSIP number by telephone as soon as practicable.

D. The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, such Agent, and Standard & Poor’s Corporation.

1. The information set forth in Settlement Procedure “A” above.

2. Numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

3. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

4. Initial Interest Payment Date for such Note, Regular Record Date and amount of interest payable on such Interest Payment Date.

5. Interest Payment Period.

6. CUSIP number of the Global Security representing such Note.

7. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

E. The Issuer will deliver to the Trustee a pre-printed or word processed Global Security to represent such Note, in a form that has been approved by the Issuer, the Agents and the Trustee.

F. The Trustee will complete and authenticate the Global Security representing such Note.

G. DTC will credit such Note to the Trustee’s participant account at DTC.

H.                                   The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission.  The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

I.                                        Such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for any amount equal to the price of such Note.

J.                                        Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “H” and “I” above will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.                                    The Trustee will credit to an account of the Issuer maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “H” above.

L.                                     The Trustee will retain the Global Security representing such Note and will send a photocopy thereof to the Issuer by first-class mail.  The Trustee will send to the Issuer, at the request of the Issuer, a written statement setting forth (i) the principal amount of Notes Outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Issuer has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payment on and other activity relating to the Notes during the related month.

M.                                 Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institution delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For orders of Book-Entry Notes solicited by an Agent, as

agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedure “A” through “M” above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

	Settlement Procedure	Time
	A	11:00 am. on the sale date
	B	12:00 noon on the sale date
	C	2:00 p.m. on the sale date
	D	3:00 p.m. on the sale date
	E	9:00 a.m. on settlement date
	F	10:00 a.m. on settlement date
	G-I	2:00 p.m. on settlement date
	J-M	5:00 p.m. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedure “A” shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures “B” and “C” shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., respectively, on the first Business Day after the sale date.  If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the second Business Day before the settlement date.  Settlement Procedures “D” through “M” shall be completed as soon as possible thereafter but not later than the respective times (New York City time) set forth in the preceding table, except that Settlement Procedures “J” through “M” are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “H,” the Trustee may deliver to DTC, through DTC’s Participant

Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account.  DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited.  If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “cancelled,” make appropriate entries in the Trustee’s records and send such cancelled Global Security to the Issuer.  The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau customary procedures, be cancelled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange the Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes for which such withdrawal message has been processed and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the applicable Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note, may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “I” and “H,” respectively.  Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Issuer will pay to such Agent an amount equal to the interest earned by the Issuer with respect to such funds during the period when the funds were credited to the account of the Issuer.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take such actions as it deems appropriate in accordance with its SDFS operating procedures then in effect in order to reverse the orders entered into DTC’s Participant Terminal System pursuant to

Settlement Procedures “I” and “H,” respectively.  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “E” and “F,” for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Postings:

The Issuer will periodically contact one or more Agents for recommended interest rates, coupons or spreads (“postings”) with respect to Notes being offered.  When the Issuer has determined or changed its postings with respect to Notes being offered, it will promptly advise the Agents.  At such times as the Issuer is not posting, the Agents will not solicit firm offers but may record “indications of interest” only.

Pricing Supplements:

After any sale of Notes, the Issuer will file or transmit for filing with the Securities and Exchange Commission (the “Commission”) a copy of the Issuer Free Writing Prospectus and/or Final Term Sheet and Pricing Supplement relating to such Notes in compliance with Rule 433 and Rule 424(b), respectively, of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “1933 Act”), that reflects the applicable interest rates and other terms and will deliver a copy of such Issuer Free Writing Prospectus and/or Final Term Sheet and Pricing Supplement to the applicable Agent at its address set forth in Exhibit A hereto and to the Trustee.

Suspension of Solicitation, Amendment or Supplement:

The Issuer may instruct the Agents to suspend solicitation of offers to purchase Book-Entry Notes at any time.  Upon receipt of such instructions, each Agent will as soon as possible suspend such solicitations until such time as it has been advised by the Issuer that such solicitations may be resumed.  The Issuer will, consistent with and subject to its obligations under the Distribution Agreement, promptly advise each Agent and the Trustee whether orders outstanding at the time such Agent suspends solicitation may be settled and whether copies of the Prospectus, as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders.  The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of Prospectus:

A copy of the most recent Prospectus and of the applicable Pricing Supplement, if any, must be provided to a purchaser by the applicable Agent prior to or at the time of the earlier of (a) the written confirmation of a sale sent to a purchaser of Book-Entry Notes or his Agent, and (b) the date of settlement of any such Book-Entry Notes (see “Settlement Procedures”), unless delivery thereof is not required pursuant to Rule 172 under the 1933 Act.

Advertising Costs:

The Issuer will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses approved in writing by the Issuer in connection with the solicitation of purchases of the Notes from the Issuer will be paid by the Issuer.

PART II:                                            ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Except as otherwise provided with respect to any Certificated Notes as specified therein, each Certificated Note will bear interest from the later of the Original Issue Date specified therein or from the most recent Interest Payment Date with respect to such Certificated Note (or Predecessor Security) to which interest has been paid or duly provided for (such later date being herein referred to as a “Certificated Interest Accrual Date”).

Registration:	Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges:

A Certificated Note may be presented for transfer or exchange at the Corporate Trust Office of the Trustee or at such other offices or agency as may be provided by the Issuer from time to time for such purposes. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:	Each Certificated Note will mature on a date nine months or more from the settlement date for such Note.

Denominations:	Certificated Notes will be issued in denominations of $2,000 or any amount in excess thereof that is an integral multiple of

$1,000, unless a different denomination is specified in the Pricing Supplement relating to such Notes.

Interest:

General. Except as otherwise provided with respect to any Certificated Notes as specified therein, interest on each Certificated Note will accrue from the Certificated Interest Accrual Date of such Note. Except as otherwise provided with respect to any Certificated Notes as specified therein, (a) in the case of a Certificated Note originally issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next Regular Record Date, (b) each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or Maturity (see “Calculation of Interest” below) and (c) interest will be payable to the person in whose name a Certificated Note is registered on the register of Securities at the close of business on the Regular Record Date next preceding the applicable Interest Payment Date; provided, however, interest payable at Maturity will be payable to the Person to whom principal of such Certificated Note is payable.

Regular Record Dates. Except as otherwise provided with respect to any Certificated Notes as specified therein, the Regular Record Date with respect to Fixed Rate Certificated Notes shall be the January 15 or July 15, as the case may be, next preceding the applicable Interest Payment Date. Except as otherwise provided with respect to any Certificated Notes as specified therein, the Regular Record Date with respect to any Interest Payment Date for Floating Rate Certificated Notes shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

Fixed Rate Certificated Notes. Except as otherwise provided with respect to any Certificated Notes as specified therein, interest payments on Fixed Rate Certificated Notes will be made semiannually on February 1 and August 1 of each year and at Maturity, subject to the exceptions specified in “Payments of Principal and Interest” below.

Floating Rate Certificated Notes. Except as otherwise provided with respect to any Certificated Notes as specified therein, interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually of each year, as specified in the related Note, and at Maturity. Except as otherwise provided with respect to any Certificated Note as specified therein and except as otherwise provided in the next sentence with respect to Eleventh District Cost of Funds Rate Notes, and subject to the exceptions specified in “Payments of Principal and Interest” below, interest will be payable, in the case of Floating Rate Certificated Notes which pay interest (i) monthly, on the third Wednesday of each month; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of each of the two months specified in the applicable Certificated Note; and (iv) annually, on the third Wednesday of the month specified in the applicable Certificated Note. In the case of Eleventh District Cost of Funds Rate Notes, interest will be payable on the first calendar day of each March, June, September and December.

Calculation of Interest:

Fixed Rate Certificated Notes. Except as otherwise provided with respect to any Fixed Rate Certificated Notes as specified therein, interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificated Notes. Interest on Floating Rate Certificated Notes will be determined as set forth in the applicable Notes. The Issuer and the Trustee will confirm the amount of the initial interest payment due on any Floating Rate Certificated Note for which the initial Interest Period is shorter or longer than the Index Maturity. Promptly after each Interest Determination Date for Floating Rate Certificated Notes, the Calculation Agent will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date. Except as otherwise provided with respect to any Floating Rates Certificated Notes as specified therein, interest will be calculated in the case of (a) Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes, Prime Rate Notes, Eleventh District Cost of Funds Rate Notes and EURIBOR Notes, on the basis of the actual number of days in the interest period and a 360-day year; and (b) Treasury Rate Notes and CMT Rate Notes, on the basis of the actual number of days in the interest period and the actual number of days in the year.

Payments of Principal and Interest:

The Trustee will pay the principal amount of each Certificated Note at Maturity upon presentation of such Note to the Trustee. Such payment, together with payment of interest due at Maturity of such Note, will be made in funds available for immediate use by the Holder of such Note. Certificated Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee in accordance with the terms of the Indenture and returned to the Issuer. Except as otherwise provided with respect to any Certificated Notes as specified therein, all interest payments on a Certificated Note (other than interest due at Maturity) will be made, at the option of the Company, by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note or by wire transfer to the Person entitled thereto to an account specified by such Person. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Issuer with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Except as otherwise provided with respect to any Certificated Notes as specified therein, interest at Maturity will be payable to the Person to whom the payment of principal is payable. The Trustee will provide monthly to the Issuer lists of principal and interest to be paid on Certificated Notes maturing in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law. On the first Business Day of each month, the Trustee will deliver to the Issuer by facsimile transmission or email a written statement, indicating the total principal amount of Outstanding Certificated Notes for which it serves as trustee as of the immediately preceding Business Day.

If any Interest Payment Date for a Fixed Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Fixed Rate Certificated Note, the payment due on such Interest Payment Date will be made on the following day that is a Business Day with respect to such Fixed Rate Certificated Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day.

If any Interest Payment Date (other than an Interest Payment Date occurring on the maturity date) for a Floating Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Certificated Note; provided, however, that in the case of a Floating Rate Certificated Note that is a LIBOR Note or a EURIBOR Note (or a Floating Rate Certificated Note for which LIBOR or EURIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such Floating Rate Book-Entry Note.

If the date of Maturity of a Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Certificated Note, the payment due at Maturity will be made on the following day that is a Business Day with respect to such Certificated Note, and no interest shall accrue on the amount payable at Maturity for the period from and after the date of Maturity.

Acceptance and Rejection of Offers:

The Issuer has the sole right to accept offers to purchase Certificated Notes and may reject any offer in whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Certificated Notes received by it in whole or part. Each Agent will advise the Issuer promptly by telephone or by email or facsimile transmission of all offers to purchase Certificated Notes received by such Agent, other than those rejected by it.

Settlement:

The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the selling Agent and such Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. Each offer accepted by the Issuer will be settled on the third Business Day (or, if acceptance by the Issuer occurs after 4:30 p.m., New York time, on the fourth Business Day) following acceptance of such offer pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another day; provided, however, that the Issuer will notify the Trustee at least twenty-four hours prior to the time of settlement.

Settlement Procedures:

In the event of a purchase of Certificated Notes by one or more of the Agents, as principal, appropriate settlement details, if different from those set forth below, will be set forth in an applicable Terms Agreement to be entered into between such Agent or Agents and the Issuer pursuant to the Distribution Agreement.

Settlement Procedures with regard to each Certificated Note sold by the Issuer through an Agent, as agent, shall be as follows:

A. Such Agent will advise the Issuer by email, facsimile transmission or orally (if confirmed within 24 hours by written telecommunication) of the following settlement information:

1. Name in which such Note is to be registered (the “Registered Owner”).

2. Address of the Registered Owner and address for payment of principal and interest.

3. Taxpayer identification or Social Security number of the Registered Owner (if available).

4. Principal amount.

5. Stated Maturity.

6. If such Note is Fixed Rate Note, the interest rate. If such Note is a Floating Rate Note, the following:

a. Base Rate or Base Rates;

b. Initial Interest Rate;

c. Spread or Spread Multiplier, if any;

d. Interest Reset Dates;

e. Interest Reset Period;

f. Interest Payment Dates;

g. Index Maturity;

h. Interest Payment Period;

i. Calculation Agent (if other than Wells Fargo Bank, National Association);

j. Maximum Interest Rate, if any;

k. Minimum Interest Rate, if any;

l. Interest Determination Dates; and

m. Index Currency, if applicable.

7. Earliest Redemption Date, Redemption Price and other redemption provisions, if any.

8. Settlement date.

9. Original Issue Price.

10. Original issue discount, if any.

11. Agent’s commission, determined as provided in Section 2 of the Distribution Agreement between the Issuer and such Agent.

12. Additional terms or provisions of such Note, if any.

13. Net Proceeds to the Issuer.

14. Commission.

15. Discount.

16. Initial Maturity Date (for Renewable Notes).

17. Final Maturity Date (for Renewable Notes).

B.                          The Issuer will advise the Trustee by telephone (confirmed in writing signed by an authorized person at any time on the same date) or facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of such Agent.

C.                          The Issuer will deliver (if not previously delivered) to the Trustee a preprinted four-ply packet for such Note (or a word processed Note with customer confirmation and three copies thereof), which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the Trustee:

1. Note with customer confirmation.

2. Stub One - for the Trustee.

3. Stub Two - for the Agent.

4. Stub Three - for the Issuer.

D. The Trustee will complete and authenticate such Note

and deliver it (with the confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Issuer at the Trustee, in funds available for immediate use, of an amount equal to the price of such Note less Agent’s commission. In the event that the instructions given by such Agent for payment to the account of the Issuer are revoked, the Issuer will, as promptly as possible, wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment and such Agent will return such Note to the Trustee.

E.                           Such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F.                            The Trustee will retain Stub One and will send Stub Three to the Issuer by first-class mail. Monthly, the Trustee will send to the Issuer a written statement, setting forth (i) the principal amount of the Notes Outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Issuer has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payments on and other activity relating to the Notes during the related month.

Settlement Procedures Timetable:

For offers of Certificated Notes solicited by an Agent, as agent, and accepted by the Issuer, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	3:00 p.m. on day before settlement date
B	4:00 p.m. on day before settlement date
C-D	2:15 p.m. on settlement date
E	3:00 p.m. on settlement date
F	5:00 p.m. on settlement date

Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the selling Agent will notify the Issuer and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such Note, the Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the day following the settlement date. If the failure shall have occurred for any reason other than a default by the applicable Agent in the performance of its obligations hereunder and under the Distribution Agreement, the Issuer will pay to such Agent an amount equal to the interest earned by the Issuer with respect to such funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “cancelled,” make appropriate entries in the Trustee’s records and send such cancelled Note to the Issuer.

Procedure for Postings:

The Issuer will periodically contact one or more Agents for recommended postings with respect to Certificated Notes being offered. When the Issuer has determined or changed its postings with respect to Certificated Notes being offered, it will promptly advise the Agents. At such times as the Issuer is not posting, the Agents will not solicit firm offers but may record “indications of interest” only.

Pricing Supplements:

After any sale of Certificated Notes, the Issuer will file or transmit for filing with the Commission a copy of the Issuer Free Writing Prospectus and/or Final Term Sheet and Pricing Supplement relating to such Notes in compliance with Rule 433 and Rule 424(b), respectively, of the rules and regulations of the Commission promulgated under the 1933 Act that reflects the applicable interest rates and other terms and will deliver a copy of such Issuer Free Writing Prospectus and/or Final Term Sheet and Pricing Supplement to the

applicable Agent at its address set forth in Exhibit A hereto and to the Trustee.

Suspension of Solicitation, Amendment or Supplement:

The Issuer may instruct the Agents to suspend solicitation of offers to purchase Certificated Notes at any time. Upon receipt of such instructions, each Agent will as soon as possible suspend such solicitations until such time as it has been advised by the Issuer that such solicitations may be resumed. The Issuer will, consistent with and subject to its obligations under the Distribution Agreement, promptly advise each Agent and the Trustee whether orders outstanding at the time such Agent suspends solicitation may be settled and whether copies of the Prospectus, as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of Prospectus:

A copy of the most recent Prospectus and of the applicable Pricing Supplement, if any, must be provided to a purchaser by the applicable Agent prior to or at the time of the earlier of (a) the written confirmation of a sale sent to a purchaser of Certificated Notes or his agent and (b) the delivery of any such Certificated Notes to a purchaser or his agent (see Settlement Procedures), unless delivery thereof is not required pursuant to Rule 172 under the 1933 Act.

Advertising Costs:

The Issuer will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Certificated Notes. Advertising expenses approved in writing by the Issuer in connection with the solicitation of purchases of Certificated Notes from the Issuer will be paid by the Issuer.

EXHIBIT A

ADDRESSES FOR DELIVERY OF PRICING SUPPLEMENTS

If to Banca IMI S.p.A., to:
Banca IMI S.p.A.
Largo Mattioli 3
20121 Milan-Italy
Attention:	DCM Corporate Group/ J.Amoroso
Email: dcm.corp@bancaimi.com; dcm.ny@bancaimi.com
Tel: +39 02 7261 4704 / (212) 326 1200
Fax: +39 02 7261 2220 / (212) 326 1144

If to Blaylock Beal Van, LLC, to:
Blaylock Beal Van, LLC
Debt & Equity Capital Markets
600 Lexington Avenue, 3rd Floor
New York, New York 10016
Attention:	John Pascente
Tel: (312) 541-7320

If to BNP Paribas Securities Corp., to:
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Attention:	Syndicate Desk
Tel: (212) 841-2871
Fax: (917) 472-4745

If to BNY Mellon Capital Markets, LLC, to:
BNY Mellon Capital Markets, LLC
101 Barclay Street, 3W
New York, New York 10286
Attention:	Debt Capital Markets
Tel: (212) 815-4993

If to CastleOak Securities, L.P., to:
CastleOak Securities, L.P.
110 East 59th Street
New York, New York 10022
Attention:	Philip J. Ippolito
Fax: (212) 308-7342

If to Citigroup Global Markets Inc., to:
Citigroup Global Markets Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Tel: (800) 831-9146
Email: prospectus@citi.com

If to Credit Suisse Securities (USA) LLC, to:
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010
Attention:	Transaction Management Group
Fax: (212) 743-1953

If to Deutsche Bank Securities Inc., to:
Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, New York 10005
Attention:	Debt Capital Markets
Tel: (212) 250-6801
Fax: (212) 797-2202

If to Drexel Hamilton, LLC, to:
Drexel Hamilton, LLC
77 Water Street, Suite 201
New York, NY 10005
Attention:	Craig Simmons, Director, Capital Markets
Tel: (212) 632-0412
Email: csimmons@drexelhamilton.com

If to Goldman, Sachs & Co., to:
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention:	Registration Department
Tel: (866) 471-2526
Fax: (212) 902-3000

If to HSBC Securities (USA) Inc., to:
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Attention:	Transaction Management Group
Fax: (212) 525-0238

With a copy to:
ADP Prospectus Services
c/o HSBC Securities (USA) Inc.
1155 Long Island Avenue, Bay 1-7
Edgewood, New York 11717
Attention:	Corporate Ordering
Tel: (631) 274-8326
Fax: (631) 254-7132

If to J.P. Morgan Securities LLC, to:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention:	Medium-Term Note Desk
Fax: (212) 834-6081

If to Lebenthal & Co., LLC:
Lebenthal & Co., LLC
521 Fifth Avenue, 15th Floor
New York, New York 10175
Attention:	Matthew Eng, Vice President
Tel: (212) 599-3214

If to Lloyds Securities Inc.:
Lloyds Securities Inc.
1095 Avenue of the Americas
New York, New York 10036
Attention:	Fixed Income
Tel: (212) 930-5000
Fax: (212) 479-2882

If to Loop Capital Markets LLC, to:
Loop Capital Markets LLC
111 W. Jackson Blvd., Suite 1901
Chicago, Illinois 60604
Attention:	Sidney Dillard, Investment Banking Division
Tel: (312) 356-5008
Fax: (312) 922-7137

If to Merrill Lynch, Pierce, Fenner & Smith
Incorporated, to:
ADP Prospectus Services For Merrill Lynch, Pierce, Fenner & Smith

Incorporated
1155 Long Island Avenue
Edgewood, New York 11717
Attention:	Client Services Desk
Tel: (631) 254-7129
Fax: (631) 254-7140

and

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Attention:	High Grade Syndicate
Tel: (646) 855-6433
Fax: (646) 855-0107

If to Mizuho Securities USA Inc., to:
Mizuho Securities USA Inc.
320 Park Avenue, 12th Floor
New York, New York 10022
Attention:	Debt Capital Markets Desk
Tel: (866) 271-7403
Fax: (212) 205-7812

If to Morgan Stanley & Co. LLC, to:
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Attention:	Investment Banking Division
Fax: (212) 507-8999

If to MUFG Securities Americas Inc., to:
MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020-1001
Attention:	Capital Markets Group
Fax: (646) 434-3455

If to Samuel A. Ramirez & Company, Inc., to:
Samuel A. Ramirez & Company, Inc.
61 Broadway, 29th Floor
New York, New York 10006
Attention:	Capital Markets Division
Fax: (212) 248-3856

If to RBC Capital Markets, LLC, to

Broadridge Financial Solutions
1155 Long Island Avenue

Edgewood, New York 11717
Tel: (631) 254-7114
Fax: (631) 254-7132
Email: corporateordering@broadridge.com

With a copy to:
RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281-8098
Tel: (212) 618-7706
Fax: 212-658-6137
Attention:	Transaction Management/ Scott Primrose
Email: scott.primrose@rbccm.com

If to Siebert Brandford Shank & Co., L.L.C.:
Siebert Brandford Shank & Co., L.L.C.
100 Wall Street, 18th Floor
New York, New York 10005
Attention:	Charles Sorkin, Managing Director
Tel: (212) 644-2447

If to SMBC Nikko Securities America, Inc.:
SMBC Nikko Securities America, Inc.
277 Park Avenue, 5th Floor
New York, New York 10172
Attention:	Debt Capital Markets

If to Société Générale:
Société Générale
10 Bishops Square
London E1 6EG
United Kingdom
Attention:	Syndicate Desk GLFI/SYN/CAP/BND
Tel: +44 20 7676 7329
Fax: +44 20 7702 3492

If to Standard Chartered Bank:
Standard Chartered Bank
One Basinghall Avenue
London EC2V 5DD
United Kingdom
Attention:	Debt Capital Markets
Tel: +44 20 7885 8888
Fax: +44 20 7885 8095
Email: DCMAMericas@sc.com

If to SunTrust Robinson Humphrey, Inc., to:
SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, 11th Floor
Atlanta, Georgia 30326
Attention:	Investment Grade Debt Capital Markets
Fax: (404) 926-5027

If to TD Securities (USA) LLC:
TD Securities (USA) LLC
31 West 52nd Street
New York, New York 10019
Attention:	Transaction Management Group
Tel: (212) 827-6972

If to U.S. Bancorp Investments, Inc., to:
U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention:	Head of Syndicate
Fax: (877) 774-3462

If to Wells Fargo Securities, LLC, to:
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention:	Transaction Management
Fax: (704) 410-0326

If to The Williams Capital Group, L.P., to:
The Williams Capital Group, L.P.
650 Fifth Avenue, 9th Floor
New York, New York 10019
Attention:	Robert C. Diserens III
Email: diserens@willcap.com

Appendix I

FORM OF OFFICER’S CERTIFICATE
THE WALT DISNEY COMPANY

I, [Name], [Title] of The Walt Disney Company, a Delaware corporation (the “Company”), pursuant to Section 5(d) of the Distribution Agreement, dated July 20, 2016 (the “Distribution Agreement”), among the Company and the agents named on the signature pages thereof (collectively, the “Agents”), relating to the offering from time to time by the Company directly or through the Agents of Medium-Term Notes, Series G of the Company, hereby certify on behalf of the Company that:

1.              Except as contemplated in the Prospectus (and, if this certificate is being delivered pursuant to a Terms Agreement, the General Disclosure Package) or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus (and, if this certificate is being delivered pursuant to a Terms Agreement, the General Disclosure Package), there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

2.              The representations and warranties of the Company contained in Section 1(a) of the Distribution Agreement (other than Section 1(a)(viii) thereof) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof.

3.              The Company has complied, in all material respects, with all agreements and satisfied all conditions required by the Distribution Agreement or the Indenture on its part to be performed or satisfied at or prior to the date hereof.

4.              No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of my knowledge, threatened by the Securities and Exchange Commission.

Capitalized terms used but not defined herein have the meanings given in the Distribution Agreement.

Appendix I-1

IN WITNESS WHEREOF, I have hereunto signed my name this       day of           .

By:
Name:
Title:

Appendix I-2

Appendix II

FORM OF RELIANCE LETTER OF COUNSEL

[Date]

Banca IMI S.p.A.

Blaylock Beal Van, LLC

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Drexel Hamilton, LLC

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Lebenthal & Co., LLC

Lloyds Securities Inc.

Loop Capital Markets LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

RBC Capital Markets, LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

Société Générale

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

The Williams Capital Group, L.P.

Re: The Walt Disney Company Medium-Term Notes, Series G

Ladies and Gentlemen:

[We] [I] have delivered an opinion to you dated July 20, 2016 as counsel to The Walt Disney Company (the “Company”), pursuant to Section [5(a)][5(b)] of the Distribution Agreement, dated as of July 20, 2016 (the “Distribution Agreement”), among the Company and

Appendix II-1

Banca IMI S.p.A., Blaylock Beal Van, LLC, BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lebenthal & Co., LLC, Lloyds Securities Inc., Loop Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Samuel A. Ramirez & Company, Inc., RBC Capital Markets, LLC, Siebert Brandford Shank & Co., L.L.C., SMBC Nikko Securities America, Inc., Société Générale, Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and The Williams Capital Group, L.P.  You may continue to rely upon such opinion [(other than, in the case of the opinion delivered pursuant to Section 5(b) of the Distribution Agreement, the matters covered by Section 5(b)(ii) and 5(b)(v) (with respect to execution and delivery) thereof, as to which no opinion is expressed)] as if it were dated as of this date, except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement (and, if the opinion is being given as a result of the Company having entered into a Terms Agreement, the General Disclosure Package) and Prospectus (as such terms are defined in the Distribution Agreement) as amended and supplemented to this date.

This letter is delivered to you pursuant to Section 6(b) of the Distribution Agreement.

Very truly yours,

Appendix II-2